As filed with the Securities and Exchange Commission on January
23,1998
                                          Registration No. ______

_________________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                         FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -------------

                 EXCHANGE BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)

                       -------------
    Ohio                                         34-1721453
(State or other jurisdiction of (U.S. Employer Identification No.) incorporation or organization)

                       -------------

                      237 Main Street
                         Box 177
                    Luckey, Ohio 43443
                      (419) 833-3401
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                      ---------------

                         Marion Layman
         Chairman, President and Chief Executive Officer
                    Exchange Bancshares, Inc.
                        237 Main Street
                            Box 177
                       Luckey, Ohio 43443
                         (419) 833-3401
(Name, address, including zip code, and telephone number, including area code, of agents for service)

                       ---------------

         Please send copies of all communications to:
                   Susan B. Zaunbrecher, Esq.
                      Dinsmore & Shohl LLP
                     255 East Fifth Street
                    Cincinnati, Ohio 45202
                       (513) 977-8171

                       -----------------

                   1997 AMENDED AND RESTATED
                  DIVIDEND REINVESTMENT PLAN

                       -----------------

Approximate date of commencement of proposed sale to public:  June
___, 1998

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____


                  Calculation of Registration Fee

Title of      Amount       Proposed   Proposed    Amount of
each class    to be        maximum    maximum     registration
of securities registered   offering   aggregate   fee
to be                      price per  offering
registered                 unit (1)   price
__________    _________    _________  __________  ______________

Common Stock, 5,233 shares   $19.00    $99,427    $29.33
$5.00 par
value

(1) Computed solely for the purpose of calculating the filing fee, based upon the average bid and asked price per share of $19.00 reported by market makers of the Company's common shares on January 20, 1998, pursuant to Rule 457 of the Securities Act of 1933.



PROSPECTUS

                      Exchange Bancshares, Inc.

                     DIVIDEND REINVESTMENT PLAN

                       ---------------------

The Dividend Reinvestment Plan (the "Plan") of Exchange Bancshares, Inc. (the "Company") provides holders of its common shares with a simple and convenient method of purchasing additional common shares without fees of any kind by reinvesting dividends in the purchase of additional shares of the Company and by purchases of additional common shares with cash. Any holder of record of 25 or more common shares is eligible to join the Plan.

Common shares needed for the Plan may be purchased either from the Company or in market transactions, although it is anticipated that most shares will be purchased from the Company. The option of using common shares purchased in market transactions allows the Company to control the issuance of new equity based on its needs while insuring that Participants have the ability to invest in the Company without paying any brokerage fees or service charges. Market transactions provide no new funds for the Company.

The price of common shares purchased from the Company will be set by the Board of Directors at the time it announces the payment of a dividend. Such price will be the average purchase price per share of the common shares acquired from the Company or in market transactions on the Dividend Reinvestment Date.

                    -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is ___________, 1998.



No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in any such jurisdiction.


                  ----------------------


                   AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 50549, as well as the following SEC Regional
Offices: 75 Park Place, 14th Floor, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet website at http://www.sec.gov that contains reports, proxy statements and other information.

This Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto (together with all amendments, the "Registration Statement") which the Company has filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), to which reference is hereby made.

                          THE PLAN

The following is a question and answer statement of the provisions of the Dividend Reinvestment Plan of the Company.

Purpose

1. What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of the Company's common shares with a simple and convenient method of investing cash dividends in additional common shares without payment of any brokerage commission or service charges. In addition, the Plan provides Participants an opportunity to purchase a limited amount of additional common shares with cash.


Advantages

2.  What are the advantages of the Plan?

Participants in the Plan may have cash dividends on their common shares automatically reinvested. No commission or service charge is paid by Participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. Dividends on the shares in the Participants' accounts are automatically reinvested in additional common shares. The Plan also allows the Participants to purchase with cash from $25 to $500 worth of common shares per six-month period without incurring any brokerage commission fees. The Plan assures safekeeping of shares credited to a Participant's account or purchased with cash since certificates for such shares are not issued unless requested by the Participant. Regular semiannual statements of account provide simplified recordkeeping.

Administration

3.  Who administers the Plan for Participants?

The Company administers the Plan for Participants. It keeps records, sends semiannual statements of account to Participants and performs other duties relating to the Plan.

               FOR INFORMATION ABOUT THE PLAN

              Call Exchange Bancshares, Inc.
                     (419) 833-3401

Write to:  Exchange Bancshares, Inc.
           237 Main Street, Box 177
           Luckey, Ohio 43443

All written notices and requests concerning the Plan should be mailed to the above address.

Please include a telephone number in your letter where you can be reached during business hours.



Participation

4.  How does a shareholder participate?

A holder of record of 25 or more common shares may join the Plan and make subsequent cash purchases by completing and signing an Authorization Form and returning it to the Company. A return envelope is provided for this purpose. An Authorization Form may be obtained at any time by contacting the Company (See Question 3).
All holders of record of 25 or more common shares are eligible to participant in the Plan. Only Participants in the Plan will be eligible to make additional cash purchases of common shares under the Plan.

5.  What does the Authorization Form provide?

The Authorization Form directs the Company to apply all or a portion of the participating shareholder's cash dividends on the shares registered in the Participant's name or credited to the Participant's account under the Plan to the purchase of additional common shares. The Authorization Form also provides for the Participant's cash purchase of common shares. (See Question 7.)

6. When will participation in the dividend reinvestment feature begin?

To authorize the investment of dividends, the Authorization Form may be received by the Company at any time. Dividends ordinarily are paid on the 15th day of June and December. However, if an Authorization Form is received by the Administrator after the record date for the next dividend payment, then that dividend will be paid in cash and the investment of dividends in additional shares of common stock will commence upon the payment of the next dividend.

7. How does a Participant make cash purchases?

Participants may invest from $25 to $500 for the additional purchase of Company common shares just prior to each semi-annual dividend reinvestment. In order to direct the Administrator that a Participant wishes to make a cash purchase, the Participant must complete an Authorization Form and deliver it to the Administrator with a check or money order in the amount to cover the purchase of shares immediately prior to the dividend payment dates of June 15th and December 15th. Any cash payments received after the dividend payment date will be returned to the Participant and shares will not be purchased.

8. When will dividends be invested and when will common shares be purchased?

Dividends will be invested and shares will be purchased on or about the Dividend Investment Date. The Dividend Investment Date is defined as the dividend payment date plus ten days thereafter.

Costs

9. Are there any expenses to Participants in connection with purchases under the Plan?

No. All brokerage fees and costs of administration of the Plan are paid by the Company.

Purchases

10.  How are common shares purchased under the Plan?

At the direction of the Company, common shares needed for the Plan and for additional cash investments may be purchased (a) directly from the Company or (b) in negotiated transactions ("market transactions") or (c) both from the Company and in market transactions. Market transactions may be on such terms as to price, delivery or otherwise as the Company or other independent agent appointed by the Company may determine.

11. What will be the price of common shares purchased under the Plan?

The price of common shares purchased from the Company on any Dividend Investment Date will be set by the Board of Directors. The price of common shares purchased in market transactions will be the average price per share of the shares acquired. The purchase price for shares under the Plan will therefore be the average purchase price per share of common stock acquired from the Company and/or in negotiated transactions on the Dividend Investment Date.

12.  How many common shares will be purchased for Participants?

Each Participant's account will be credited with a number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price.

13. When will common shares be purchased under the Plan?

Where common shares are purchased from the Company, the purchase will be made on the dividend payment date. Where common shares are purchased in a market transaction, the Company or other independent purchasing agent will be obligated to purchase within 10 days of the dividend payment date.

Common shares will be allocated and credited to Participants' accounts as of the Dividend Investment Date. Depending on the Company's election, Participants may be credited with common shares purchased from the Company or in market transactions or both from the Company and in market transactions.

Reports to Participants

14.  What reports will be sent to Participants in the Plan?

Each Participant in the Plan will receive a statement of account following a transaction showing amounts invested, purchase prices and shares purchased. These statements are a Participant's continuing record of purchases and should be retained for income tax purposes. In addition, each Participant will receive copies of the same communications sent to every other holder of common shares, including the Company's Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement.

Dividends

15. Will a Participant's account be credited with dividends on fractions of shares?

Yes. A Participant's account will be credited with dividends on fractions of shares.

Certificates of Shares

16.  Will certificates be issued for common shares purchased?

Common shares purchased under the Plan will be registered in the name of the Company (or its nominee), as agent for Participants in the Plan, and certificates for such shares will not be issued to Participants unless requested. This protects against loss, theft or destruction of stock certificates. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant who wishes to remain in the Plan. This request should be mailed to the Company (See Question 3). Any remaining whole shares and fraction of a share will continue to be credited to the Participant's account. Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in the Participant's name.

Certificates for fractions of shares will not be issued under any circumstances.

17.  In whose name will certificates be registered when issued?

Common shares registered under the Plan will be registered in the name of the Company (or its nominee) as agent for Participants in the Plan. Accounts under the Plan are maintained in the names of the Participants as provided in the Authorization Forms at the time they entered the Plan. Certificates for whole shares will be similarly registered when issued.

Termination

18.  How is participation in the Plan terminated?

In order to terminate participation in the Plan, a Participant must send a written request to the Company on the Administrator's prescribed termination form (See Question 3). When participation in the Plan is terminated, certificates for whole shares credited to the Participant's account under the plan will be issued and a cash payment will be made for any fraction of a share based on the current market price of the Company common shares when the written request is processed. A $5.00 service fee will be charged to the Participant upon withdrawal from the Plan.

19.  When may participation in the Plan be terminated?

Participation in the Plan may be terminated at any time. If the request to terminate is received less than five business days prior to a dividend record date, the request will not be processed until after the dividends have been invested and the shares credited to the Participant's account.

Other Information

20. What happens when a Participant sells or transfers all of the shares which are registered in the Participant's name held outside of the Plan?

A Participant who disposes of all common shares registered in the Participant's name held outside of the Plan will not terminate such Participant's participation in the Plan. The Company will continue to reinvest the dividends on the shares credited to the Participant's account under the Plan until otherwise notified (See Question 17).

21. What happens if the Company issues a stock dividend or declares a stock split?

Any common shares issued as a result of a stock dividend or stock split by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares issued with respect to shares registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan and subsequent dividends on such shares shall be reinvested pursuant to the Plan unless the Participant instructs the Administrator otherwise.

22. How will a Participant's shares be voted at meetings of shareholders?

Any shares held in the Plan for a Participant will be voted as the Participant directs. A Participant will receive a single proxy covering all shares registered in the Participant's name as well as all shares credited to the Participant's account under the Plan. If no shares are registered in a Participant's name, a proxy card will be furnished to the Participant for shares credited to the Participant's account under the Plan. Fractional shares held by the Administrator will not be voted.

23. What are the Federal income tax consequences of participation in the Plan? (See also Question 26)

The following are Federal income tax consequences, under present law, for Plan Participants:

(1) In the case of common shares acquired from the Company with reinvested dividends, Participants in the Plan will be treated as having received a dividend in an amount equal to the fair market value of the common shares acquired on the dividend payment date.
In the case of shares purchased in market transactions with reinvested dividends, Participants will be treated as having received a dividend in an amount equal to the cash dividend paid by the Company. In the case of common shares purchased with additional invested funds, no gain or loss will be realized until the shares are sold or exchanged (see number (6) below).

(2) Participants whose common shares are purchased in market transactions with reinvested dividends are treated as having received an additional dividend in the amount of the pro rata brokerage fees paid by the Company.

(3) The tax basis of common shares purchased from the Company will equal the amount treated as a dividend or, with respect to shares purchased through additional cash investments, the tax basis will be the purchase price of each of the shares. The tax basis of shares purchased in a market transaction will be the same as in the preceding sentence increased by the amount of brokerage fees paid by the Company.

(4) A Participant's holding period for common shares purchased under the Plan will begin on the day following the applicable investment date.

(5) A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination of the Plan.

(6) A Participant will realize gain or loss when shares are sold or exchanged, whether pursuant to the Participant's request upon termination of participation in the Plan (See Question 17) or by the Participant after receipt of share from the Plan, and in the case of a fraction of a share, when the Participant receives a cash adjustment for a fraction of share credited to the Participant's account upon termination of participation in or termination of the Plan; and the amount of such gain or loss will be the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis therefor.

The foregoing discussion is not intended to cover all tax aspects of participation in the Plan. The tax consequences outlined above are subject to change by legislation, administrative action and judicial decisions. Furthermore, the foregoing discussion does not deal with questions of state and local taxation. Therefore, each Participant should consult with an attorney or tax advisor as to the tax effects of participation in the Plan.

24.  When may a Participant be subject to backup withholding?

If a Participant has failed to furnish a valid taxpayer identification number to the Company, unless the Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then the Company must withhold 31% from the amount of common share dividends, the proceeds of the sale of fractional shares and the proceeds of any sale of whole shares. In addition, if a nonexempt new Participant fails to certify that such Participant is not subject to backup withholding on interest and dividend payments, because of notified payee underreporting, then 31% must be withheld from the amount of common share dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.

25.  What is the responsibility of the Company under the Plan?

The Company, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, an inability to purchase shares or with respect to the timing or price of any purchase, or any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death. Participants should recognize that the Company cannot assure them of a profit or protect hem against a loss on the shares purchased by them under the Plan. Although the Plan contemplates the continuation of dividend payments, the payment of future dividends will depend upon future earnings, the financial condition of the Company and other factors.

26.  May the Plan be changed or discontinued?

The Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, certificates for whole shares credited to a Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the current market price of Company common shares on the termination date.

                ----------------------------


           INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by the Company with the SEC (File No. 33-54566) and are incorporated herein by reference:

(1) The Company's Annual Report on Form 10-KSB for the year ended
December 31, 1996.

(2) The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

(3) The Company's Registration Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Company's
Registration Statement on Form S-4 dated January 14, 1993;
Registration Number 33-54566.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering (of the common shares) shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Copies of the above documents (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) and of the Company's 1995 Annual Report may be obtained upon request without charge from the Secretary of the Company, Exchange Bancshares, Inc., 237 Main Street, Box 177, Luckey, Ohio 43443.


                      USE OF PROCEEDS

The Company has no basis for estimating either the number of shares that will ultimately be purchased under the Plan from the Company or the prices at which such shares will be sold. The Company intends to apply such proceeds as are received for general corporate purposes, including building capital and cash reserves. The Company is unable to determine the amount of the proceeds which will be devoted to these purposes. Shares purchased in market transactions will provide no proceeds to the Company.

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is hereby made to Ohio Revised Code Section 1701.13(E) which provides the statutory authority for indemnification of corporate officers and directors. Among other things Section 1701.13(E) provides for indemnification on a specific case basis for threatened, pending or completed actions whether civil, criminal, administrative or investigative subject to determinations of good faith and fairness depending on the circumstances of each as determined by the vote of disinterested directors, a written opinion by independent legal counsel, by the shareholders or by the Court of Common Pleas or the court in which such action, suit or proceeding was brought. The description above is qualified in its entirety by reference to the Ohio Revised Code Section 1701.13, which has been filed as an exhibit hereto.

The Company provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act, which may be made against such persons while acting in their capacities as directors and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                         LEGAL MATTERS

Certain legal matters in connection with the common shares to be issued under the Plan will be passed upon for the Company by Dinsmore & Shohl, 1900 Chemed Center, 255 East Fifth Street,
Cincinnati, Ohio 45202


                               EXPERTS

The consolidated financial statements of the Company incorporated by reference in the Annual Report on Form 10-KSB for the year 1996 have been examined by Robb, Dixon, Francis, Davis, Oneson & Company, independent certified public accountants, whose report is incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance on the report of Robb, Dixon, Francis, Davis, Oneson & Company given on the authority of that firm as experts in accounting and auditing.



PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee   $29.33
Printing and Engraving                                900.00
Postage                                               800.00
Counsel fees and expenses                            2500.00
Accounting fees and expenses                         3000.00
Blue Sky Qualification fees and expenses             1000.00
Miscellaneous fees and expenses                       250.00

 Total                                             $8,479.33

Item 15. Indemnification of Directors and Officers.

The Company's Code of Regulations provides that each person who is made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he/she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent or another entity, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Ohio General Corporation Law (the "OGCL") against all expenses, liability and loss, including attorneys' fees. The OGCL permits indemnification in non-shareholder derivative actions for expenses, judgments, fines and settlement amounts, if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In a shareholder derivative action, the OGCL permits indemnification for expenses only if the director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company, unless the director or officer has been adjudged to be liable for negligence or misconduct in the performance of his/her duties. The intent of the Company's Code of Regulations is to make indemnification for directors and officers mandatory rather than permissive. In addition, the Code of Regulations requires the Company to pay a directors's or officer's expenses incurred in defending any such proceeding, in advance of the proceeding's final disposition, provided that the director or officer delivers to the Company an undertaking to repay all advanced amounts if its is ultimately determined that he/she is not entitled to be indemnified under Ohio law. To the extent that an officer or director is successful on the merits in any proceeding, Ohio law mandates indemnification for expenses, including attorneys' fees. The Code of Regulations also provides a procedure whereby a director or officer denied indemnification may bring an action against the Company to recover the amount of his/her indemnification claim, and the burden of proving that the director or officer did not meet the applicable standard of conduct described in the OGCL is placed on the Company. The Company's Code of Regulations also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the OGCL.

Item 16.  Exhibits.

Exhibit No.              Title of Exhibit

4.1        The Amended and Restated Articles of Incorporation of
           Exchange Bancshares, Inc. (incorporated by reference to the quarterly report on Form 10-QSB for the quarter ended June 30, 1995).

4.2        Code of Regulations of Exchange Bancshares, Inc.
           (incorporated by reference to the Registration
           Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Company's
           Registration Statement on Form S-4
           dated January 14, 1993; Registration Number 33-54566).

5, 23.2 Opinion and consent of Dinsmore & Shohl LLP as to the legality of the securities being registered.

23.1       Consent of Robb, Dixon, Francis, Davis, Oneson & Company.

24        Powers of Attorney.(1)

99.1      Form of Authorization Form to be used with the Plan.

99.2      1997 Amended and Restated Dividend Reinvestment Plan.

___________________
(1) Contained on the first page of the signature pages following
Part II of this Registration Statement.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of the registrant pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Luckey, State of Ohio on January 21, 1998.

                                      EXCHANGE BANCSHARES, INC.



                                     By:  /s/ Marion Layman
                                          Marion Layman
                                          Chairman, President and
                                          Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marion Layman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:                   Date:


/s/ Marion Layman                          January 21, 1998
Marion Layman
Chairman, President and Chief Executive Officer

Principal Accounting and Financial Officer:


/s/ Marion Layman                          January 21, 1998
Marion Layman
Chairman, President and Chief Executive Officer

Directors:                                      Date:


 /s/ Cecil R. Adkins                       January 21, 1998
Cecil R. Adkins


/s/ Norma J. Christen                     January 21, 1998
Norma J. Christen


/s/ Donald P. Gerke                       January 21, 1998
Donald P. Gerke

/s/ Joseph R. Hirzel                      January 21, 1998
Joseph R. Hirzel


/s/ Rolland I. Huss                       January 21, 1998
Rolland I. Huss


/s/ Marion Layman                         January 21, 1998
Marion Layman


/s/ Donald H. Lusher                      January 21, 1998
Donald H. Lusher


/s/ David G. Marsh                       January 21, 1998
David G. Marsh


/s/ Edmund J. Miller                     January 21, 1998
Edmund J. Miller



                       EXHIBIT INDEX




Exhibit No.        Title of Exhibit              Page Number
                                                 in Sequential
                                                   Numbering System

4.1           The Amended and Restated Articles
              of Incorporation of Exchange
              Bancshares, Inc. (incorporated by
              reference to the quarterly report
              on Form 10-QSB for the quarter ended
              June 30, 1995).

4.2           Code of Regulations of Exchange
              Bancshares, Inc. (incorporated by
              reference to the Registration Statement
              on Form S-4 dated November 16, 1992,
              as amended on Amendment No. 1
              to the Company's Registration Statement
              on Form S-4 dated January 14, 1993;
              Registration Number 33-54566).

5, 23.2       Opinion and consent of Dinsmore
              & Shohl LLP as to the legality of the
              securities being registered.

23.1          Consent of Robb, Dixon, Francis, Davis,
               Oneson & Company.

24            Powers of Attorney (1).

99.1          Form of Authorization Form to be
              used with the Plan.

99.2          1997 Amended and Restated Dividend
              Reinvestment Plan.



(1) Contained on the first page of the signature pages following
Part II of this Registration Statement.

                                          Exhibit 5, 23.2


Susan B. Zaunbrecher, Esq.
(513) 977-8171

                            January 22, 1998

Exchange Bancshares, Inc.
237 Main Street
Luckey, Ohio 43443-0129

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-3, prescribed pursuant to the Securities Act of 1933, to be filed by Exchange Bancshares, Inc. (the "Company") with the Securities and Exchange Commission on or about January 22, 1998, under which up to 5,233 shares of the Company's Common Stock without par value ("Common Stock") are to be registered.

We hereby consent to the filing of this opinion as Exhibit 5 and
23.2 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Amended Articles of Incorporation and Amended Code of Regulations and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 5,233 shares of the Common Stock to be issued for sale to the public shall have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                                   Very truly yours,

                                   DINSMORE & SHOHL LLP

                                   /s/ Susan B. Zaunbrecher

                                   Susan B. Zaunbrecher

                                               Exhibit 23.1


               CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Exchange Bancshares, Inc.


We consent to incorporation by reference in the registration statement in Form S-3 of Exchange Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three-year periods ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-KSB of Exchange Bancshares, Inc. and subsidiary.



                                       /s/   Robb, Dixon,
                                             Francis, Davis, Oneson
                                             & Company

                                             Robb, Dixon,
                                             Francis, Davis, Oneson
                                             & Company


Granville, Ohio
January 19, 1998

                                             Exhibit 99.1

                  EXCHANGE BANCSHARES, INC.
                  DIVIDEND REINVESTMENT PLAN
                    AUTHORIZATION FORM

THIS IS NOT A PROXY
DO NOT RETURN THIS
CARD IF YOU DO NOT
WISH TO PARTICIPATE

I hereby authorize Exchange Bancshares, Inc., administrator of the Plan, to receive and apply to the purchase of common stock ("Common Stock") of Exchange Bancshares, Inc. (the "Company"), in accordance with the terms and conditions of the Plan, the following: (Check one option only. If no option is checked, Full Dividend Reinvestment will be assumed.)

_____ 1. Full Dividend Reinvestment -- any cash dividends received on shares of Common Stock of the Company now or hereafter registered in my name, and any optional cash payments I may choose to make.

_____ 2. Partial Dividend Reinvestment -- any cash dividends that may become payable to me on the following number of shares of the Company's Common Stock registered in my name.

              Indicate number of shares__________________

_____ 3. Cash Payments -- I am forwarding to the Company a check or money order to purchase shares of the Company's Common Stock. (Cash Payments are limited to a dollar amount from $25 to $500 per Reinvestment Period.)

               Dollar amount to be invested $_____________

Please also check the following if it applies:

_____ 4. Backup Withholding -- I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

I understand that, regardless of which option I select, dividends received on shares accumulated and held under the Plan will be reinvested. I further understand that I may change or revoke this authorization by notifying the Company, in writing, of my desire to change or terminate my participation.

Signature _________________ Social Security #_________________

Signature _________________ Social Security #_________________

Date ____________________, 19_______

                      <over>

Sign name(s) exactly as it appears on your stock certificate(s).
All joint owners must sign.

This Authorization Form, when signed, should be mailed to Marion Layman
Exchange Bancshares, Inc.
237 Main Street
Luckey, Ohio 43443-0129

Please use the self-addressed, stamped envelope enclosed with these materials to return this Form.

                                             Exhibit 99.2

                      EXCHANGE BANCSHARES, INC.
                     1997 AMENDED AND RESTATED
                     DIVIDEND REINVESTMENT PLAN

Section 1.  Adoption of Plan.

Exchange Bancshares, Inc. (the "Company") hereby adopts this Dividend Reinvestment Plan (the "Plan"), pursuant to which holders of record of the Company's common stock, $5.00 par value ("Common Stock"), will be provided an opportunity to invest cash dividends in shares of Common Stock at market value, without payment of any brokerage commission, service charge or other expense.

Section 2.  Purpose of Plan.

The purpose of the Plan is to provide holders of record of the Company's Common Stock with a simple, convenient and cost-effective method of investing cash dividends in shares of Common Stock at regular intervals and to allow holders to purchase limited amounts of the Company's Common Stock at regular intervals directly from the Company without relying on a broker or incurring brokerage commissions for such purchases.

Section 3.  Eligibility.

All holders of record of 25 or more shares of the Company's Common Stock are eligible to participate in the Plan. All such holders electing participation in the plan at any one time are hereinafter collectively referred to as "Participants."

Section 4.  Administrator.

The Company shall administer the Plan as agent for Participants, keep records, send statements of account to Participants, and
perform for Participants other duties relating to the Plan.   (The
Company in its capacity as administrator of the Plan shall be referred to herein as the "Administrator".) The Company may, without the prior consent of Participants, appoint a different Administrator at any time.

Section 5.  Participation.

(a) Any eligible holder of record of the Company's Common Stock may join the Plan by signing an Authorization Form and returning it to the Administrator. Authorization Forms will be provided from time to time by mail to all shareholders and will be furnished at any time upon request made to the Administrator.

(b) An eligible holder of record of Common Stock may enroll in the Plan at any time. If an Authorization Form is received by the Administrator on or before the record date for the next dividend payment, then that dividend will, as authorized, be used to purchase additional shares of Common Stock for the Participant on, or within ten calendar days of, the dividend payment date (the "Dividend Investment Date"). If the Authorization Form is received by the Administrator after such record date, that dividend will be paid in cash and the investment of dividends in additional shares of Common Stock will commence upon the payment of the next dividend. Participants also may invest cash to purchase Common Stock from $25 to $500 per 6-month period, each period ending with the payment by the Company of its semi-annual dividend (the "Reinvestment Period").

(c) The Authorization Forms shall appoint the Administrator as agent for the Participant and direct the Company to pay to the Administrator each Participant's cash dividends on all or a designated portion of the shares of Common Stock registered in the shareholder's own name, as well as fractional shares of Common Stock certified to the Participant's account under the Plan.

Section 6.  Full or Partial Dividend Reinvestment.

A Participant may elect to reinvest dividends with respect to all or a part of the shares of Common Stock held by him or her. Cash dividends on shares for which the Participant has elected the reinvestment of dividends under this Plan will be used to purchase additional shares of Common Stock, as provided in Section 5, above. Cash dividends on shares not included under the Plan will be paid, in cash, directly to the Participant by the Company.

Section 7. Cash Payments.

Each Participant has the option of investing, in addition to dividends, cash in the amount of $25 to $500 per Reinvestment Period. The Participant must provide to the Company a check or money order for the amount to be invested with the Authorization Form properly filled out. Cash contributions must be received prior to the semi-annual Dividend Reinvestment Date. Cash payments received after the Dividend Reinvestment Date will be returned to the Participant. Shareholders must participate in this Plan to be permitted the option of investing additional cash.

Section 8.  Timing of Purchases.

The Administrator will make every reasonable effort to invest all cash payments and dividends on the Dividend Investment Date, as the case may be (except where necessary to comply with applicable securities laws). Participants' funds held by the Administrator during this period will not bear interest. If, for any reason beyond the control of the Administrator, the investment cannot be completed within 60 days of the applicable Dividend Investment Date, Participants' funds held by the Administrator will be returned to Participants as soon thereafter as practicable. In the event Participants' funds are returned because Common Stock was unavailable for purchase, this Plan will be suspended until such date Common Stock is available for dividend reinvestment.

Section 9. Costs.

There shall be no brokerage commissions for purchases of shares of Common Stock or service charges to Participants under the Plan. All costs of administration of the Plan shall be paid by the Company, except for a $5.00 charge upon withdrawal from the Plan.

Section 10. Operation.

(a) Payment of Dividends to Administrator. The Company shall pay to the Administrator cash dividends on all of the shares of Common Stock registered in each Participant's name, as well as cash dividends on fractional shares of Common Stock credited to the Participant's account under the Plan. The Administrator shall apply such dividends to the purchase of additional shares in accordance with such Participant's directions.

(b) Shares purchased in the open market under the Plan. The Administrator shall purchase shares of Common Stock from the treasury stock or the authorized but unissued stock of the Company or in negotiated transactions and may be on such terms as to price, timing of purchase, delivery and otherwise as the Administrator, upon the advice of the Board of Directors of the Company, may determine in its discretion. In making purchases for the accounts of Participants, the Administrator may commingle the funds of one Participant with those of other Participants in the Plan.

(c) Purchase price per share and number of shares to be purchased. The price per share to Participants shall be the average purchase price per share of Common Stock acquired on the Dividend Investment Date. The number of shares of Common Stock to be purchased for each Participant's account shall be determined by the amount of the dividends being reinvested and additional cash invested, if any, and the price of the Common Stock to Participants. The entire amount of the dividends being reinvested and additional cash invested will be used to purchase additional shares, except in the case of shareholders subject to United States income tax withholding.

(d) Crediting of whole and fractional shares. Each Participant will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the total amount to be invested, divided by the purchase price per share to Participants.

Section 11.  Reports to Participants.

Each Participant in the Plan shall receive a statement of his or her account following each purchase of additional shares of Common Stock. In addition, each Participant shall receive copies of the same communications sent to every other holder of Common Stock, including annual reports, notices of annual meeting and proxy statements, and information returns reporting dividend income received for tax purposes.

Section 12.  Certificates for Shares of Common Stock.

(a) Common shares purchased under the Plan will be registered in the name of the Company (or its nominee), as agent for Participants in the Plan, and certificates for whole shares of Common Stock purchased and credited to a Participant's account under the Plan will not be issued to the Participant unless requested. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

(b) Certificates for fractions of shares will not be issued under any circumstances.

Section 13. Termination of Participation.

(a) A Participant may at any time terminate his or her participation in the Plan, with respect to dividends on all or a portion of his or her Common Stock, by notifying the Administrator in writing by completing and delivering to the Administrator the termination form provided by the Administrator.

(b) If the notice of termination is received by the Administrator on or not less than five business days prior to the record date for the next dividend payable on the stock to which such notice relates, such dividend and all subsequent dividends on such stock will be paid to the Participant in cash and, if the Participant has elected to terminate his or her entire participation in the Plan, any optional cash payment which otherwise would have been invested on the next Dividend Investment Date will be returned to the Participant by the Administrator.

(c) If the notice of termination is received by the Administrator after the record date for the next dividend payable on any stock to which such notice relates, such dividend will be invested by the Participant's account. All subsequent cash dividends on such stock will be paid to the terminating Participant in cash.

(d) If a Participant terminates his or her entire participation in the Plan, or if the Company terminates the Plan, a cash payment will be made for any fraction of a share being held by the Administrator. Such cash payment will be based on the price of the Common Stock, as determined by the Board of Directors of the Corporation.

Section 14.  Disposition of Less Than All Shares Registered in
Participant's Name.

(a) If a Participant who has authorized the reinvestment of dividends on all of the Common Stock registered in his or her name disposes of a portion of his or her shares, the Administrator will continue to reinvest the dividends on the remaining shares.

(b) If a Participant who has authorized the reinvestment of dividends on part of the Common Stock registered in his or her name disposes of a portion of his or her shares, the Administrator will continue to reinvest the dividends on the lesser of (i) the number of shares with respect to which reinvestment of dividends was originally authorized, or (ii) all of the remaining shares.

Section 15.  Effect of Stock Dividend or Stock Split.

Stock dividends or split shares distributed on shares of Common Stock registered in the name of the Participant shall be mailed directly to the Participant and subsequent dividends on such shares shall be reinvested pursuant to the Plan unless the Participant instructs the Administrator otherwise.

Section 16. Voting of Shares Held Under the Plan.

(a) Participants will receive a proxy card aggregating all shares, whether received under the Plan or not, held by the Participants. Fractional shares held by the Administrator will not be voted. All of a Participant's shares will be voted in accordance with the instructions indicated on the proxy card.

(b) If a proxy is returned properly executed but without indicated instructions as to the manner in which shares are to be voted with respect to any item thereon, all of the Participant's shares will be voted in accordance with the recommendations of the management of the Company, unless applicable laws require otherwise. If a proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in a Participant's name may be voted only by the Participant in person at the shareholder meeting, unless a properly executed proxy is thereafter received.

Section 17. Interpretation and Regulation of the Plan.

The Board of Directors of the Company shall interpret the terms of the Plan, may amend, modify, suspend or terminate the Plan at any time, and shall regulate the Plan as it deems necessary or desirable in connection with its operation.

Section 18. Modification of Termination of the Plan.

The Board of Directors of the Company may suspend, modify or terminate the Plan at any time by a majority vote of the directors present at any meeting. Notice of any suspension, modification or termination of the Plan shall be mailed to all Participants at the address shown on the records of the Administrator. The Participant shall give prompt notice of any change in address to the Administrator.

Section 19.  Taxation of Dividends.

The reinvestment of dividends under this Plan does not relieve the Participant of any taxes which may be payable on such dividends. In addition, brokerage commissions paid by the Company on behalf of the Participant may constitute additional ordinary income. Dividends paid on shares of Common Stock and the amount of any brokerage commissions paid by the Company will be included in an annual information return filed with the Internal Revenue Service. A copy of the return will be sent to the Participant, or the information included in the return will be shown on the Participant's final account statement for the year.

Section 20. Responsibility of Company and Administrator.

The Company and the Administrator (and any agent of the Company and/or the Administrator), in administering the Plan, shall not be liable for any act done in good faith or for any good faith omission to act, including without limitation, an inability to purchase shares or with respect to the timing or price of any purchase, or any claim or liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudication of incompetency prior to receipt of such notice in writing of such death or adjudication of incompetency. In the event of any notice of death or incompetency, the Administrator shall retain all payments received and/or the Common Stock in the Participant's account until the Participant's legal representative shall have been appointed and furnished proof satisfactory to the Administrator of his or her right to receive payments under the Plan.

Section 21.  Governing Law.

This Plan and the Authorization Form signed by the Participant (which is deemed part of this Plan) and the Participant's account shall be governed by and construed in accordance with the laws of the State of Ohio and the Rules of the Securities and Exchange Commission.